Exhibit 10.2

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

The purpose of this modification is to transfer Government Furnished Property identified in Emergent Contract 200-2009-30162 to this contract; 200-2011-42084, in accordance with FAR 45.106.  This transfer of property is at no additional cost to the Government.  As a result, this modification revises Section J – CONTRACT DOCUMENTS, EXHIBITS OR ATTACHMENTS to add Government Furnished Property (GFP) to contract #200-2011-42084 as follows:
	Tag #	Asset Description	Cap Data	Acquisition Value
[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of eight pages were omitted. [**]

Consider all other terms and conditions of the contract unchanged and in full force and effect.